UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) November 9, 2016

BUTLER NATIONAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Kansas
 (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to Vote of Security Holders
Butler National Corporation Annual Meeting of Shareholders was held on November 9, 2016 (the "Annual Meeting").  At the Annual Meeting, 56,666,754 shares of common stock, or approximately 89% of the 63,466,873 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Butler National Corporation shareholders at the Annual Meeting, and the final voting results on each matter.

1.
Election of Directors.  One person was nominated by the Board of Directors for election as director of Butler National Corporation, to hold office for a three year term expiring at the 2019 annual meeting of shareholders and until his or her successor is duly elected and qualified.  The nominee was an incumbent director, no other person was nominated and the nominee was elected.  There were 18,210,788 broker non-votes with respect to the nominee.  The votes cast for or against, as well as abstentions with respect to the nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Commons Stock Voted Against/Withheld	Abstentions
Bradley K. Hoffman	23,636,083	14,819,883	0

Having received a plurality of the votes cast by holders of common stock at the Annual Meeting, Mr. Bradley K. Hoffman was elected as director.

2.
Ratification of Selection of RBSM, LLP as Auditors.  A resolution that the shareholders ratify the selection and appointment of RBSM, LLP as the independent registered public accounting firm for Butler National Corporation for the year ending April 30, 2017 was submitted to, and voted upon by, the shareholders.  There were 52,147,769 shares of common stock voted in favor of, and 3,760,855 shares of common stock voted against said resolution.  The holders of 758,130 shares of common stock abstained and there were 0 broker non-votes.  Having received the affirmative vote of the holders of at least a majority of shares of common stock outstanding and entitled to vote at the Annual Meeting, the appointment of RBSM, LLP was ratified.

3.
Advisory Vote on Executive Compensation.  An advisory vote on executive compensation was submitted to, and voted upon by, the shareholders.  There were 22,383,287 shares of common stock voted in favor of, and 15,570,335 shares of common stock voted against, said advisory vote.  The holders of 502,344 shares of common stock abstained and there were 18,210,788 broker non-votes.  Based on these results and consistent with a majority of votes cast with respect to this matter, the Company's Board of Directors has adopted a policy to hold an advisory vote on executive compensation every year.

4.
Approve and Adopt the Butler National Corporation 2016 Equity Incentive Plan.  The Butler National Corporation 2016 Equity Incentive Plan was voted upon by the shareholders.  There were 22,252,901 shares of common stock voted in favor of, and 14,937,502 shares of common stock voted against, said resolution.  The holders of of 1,265,563 shares of common stock abstained and there were 18,210,788 broker non-votes.  Based on these results the Butler National Corporation 2016 Equity Incentive Plan was approved and adopted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
November 9, 2016 Date	/s/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
November 9, 2016 Date	/s/ Craig D. Stewart Craig D. Stewart (Chief Financial Officer)